Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pieris Pharmaceuticals, Inc. (the “Company”) hereby certifies, to his knowledge, that:

        (i) the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

        (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2020	/s/ Stephen S. Yoder
Stephen S. Yoder
	Title:	Chief Executive Officer and President
(principal executive officer)